UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16009	76-0560101
(Commission File Number)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2005, the stockholders of Spinnaker Exploration Company (the “Company”) approved the Spinnaker Exploration Company 2005 Stock Incentive Plan (the “2005 Plan”). The approval was pursuant to a proposal submitted to the stockholders at the Company’s 2005 Annual Meeting of Stockholders.

Effective Date and Duration. The 2005 Plan was adopted by the Compensation Committee effective March 30, 2005, subject to approval by our stockholders. No awards may be granted under the 2005 Plan after March 30, 2010. The 2005 Plan will remain in effect until all options granted under the 2005 Plan expire, are exercised or are forfeited and, if the 2005 Plan is later amended to provide for the grant of restricted stock awards, all restricted stock awards granted under the 2005 Plan become non-forfeitable or are forfeited.

Administration. The 2005 Plan will be administered by the Compensation Committee, except to the extent the Board of Directors elects to administer the 2005 Plan. Unless otherwise limited by the 2005 Plan or applicable law, the Compensation Committee has broad discretion to administer the 2005 Plan, interpret its provisions, and adopt policies for implementing the 2005 Plan. This discretion includes the power to determine to whom and when awards will be granted, determine the amount of such awards (measured in cash, shares of the Company’s common stock, par value $0.01 per share (“Stock”), or as otherwise designated), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the exercise terms of an option, delegate duties under the 2005 Plan, terminate, modify or amend the 2005 Plan (subject to ratification by the Board of Directors), and execute all other responsibilities permitted or required under the 2005 Plan.

Awards. The 2005 Plan provides for grants of (i) incentive stock options qualified as such under U.S. federal income tax laws and (ii) stock options that do not qualify as incentive stock options. In addition, the 2005 Plan may be amended at a future date to provide for the grant of restricted stock awards.

Eligibility. Any individual who provides services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company, and is designated by the Compensation Committee to receive an award under the 2005 Plan will be a participant; provided, however, that only employees may receive incentive stock options.

Securities to be Offered. Subject to adjustment in the event of the recapitalization or reorganization or other change in our capital structure, the aggregate number of shares of common stock that may be issued under the 2005 Plan will not exceed 275,000 shares. To the extent that an award lapses or the rights of its holder terminate, any shares of common stock subject to such award will not again be available for granting by the Compensation Committee under the 2005 Plan. Notwithstanding any provision in the 2005 Plan to the contrary, the maximum number of shares of common stock that may be granted to any one individual during any fiscal year may not exceed 250,000 shares of common stock with respect to stock options and, if the 2005 Plan is later amended to provide for the grant of restricted stock awards, 100,000 shares of common stock with respect to restricted stock, subject to adjustment in the event of the recapitalization or reorganization or other change of our capital structure.

Options. The term of each option will be as specified by the Compensation Committee, but in any case may not exceed a period of seven years. The price at which a share of common stock may be purchased upon exercise of an option will be determined by the Compensation Committee but, subject to adjustment as provided in the 2005 Plan, such purchase price will not be less than 105% of the fair market value of a share of our Stock on the date such option is granted. Subject to the consent of the holder, the Compensation Committee may, in its sole discretion, amend an outstanding option agreement from time to time in any manner that is not inconsistent with the provisions of the 2005 Plan; provided, however, that the Compensation Committee may not, without approval of our stockholders, amend any outstanding option agreement to lower the option price or cancel and replace any outstanding option agreements with option agreements having a lower option price. A copy of the three forms of option agreement to be used by the Company are attached as exhibits to this Current Report and incorporated herein.

Certain Mergers. In connection with certain mergers and other events, the 2005 Plan provides that outstanding options will immediately vest and become exercisable or satisfiable, as applicable, and any such option will continue to be exercisable for the remainder of the applicable option term unless the Compensation Committee has determined, in its sole discretion, to take other actions specified in the 2005 Plan. With respect to any restricted stock awards outstanding at the time of a merger and other events, if the 2005 Plan is later amended to provide for the grant of restricted stock awards, the Compensation Committee will also fully vest any or all stock awarded to the holder and, upon such vesting, all restrictions will terminate as of such date.

Amendments. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Compensation Committee’s authority to grant awards under the 2005 Plan without the consent of stockholders or a person who has been granted an award under the 2005 Plan, except that any amendment or alteration to the 2005 Plan, including any increase in any share limitation, will be subject to the approval of our stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.

The foregoing summary of the 2005 Plan and the terms of options are qualified by reference to the full text of the 2005 Plan and the form option agreements to be granted thereunder, which are attached to this Current Report and incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit Number	Description
10.17	Spinnaker Exploration Company 2005 Stock Incentive Plan

10.17.1	Form of Nonstatutory Stock Option Award Agreement for Annual Director Grants

10.17.2	Form of Nonstatutory Stock Option Award Agreement for Discretionary Director Grants

10.17.3	Form of Nonstatutory Stock Option Award Agreement for Employee Grants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: May 10, 2005	By:	/s/ JEFFREY C. ZARUBA
	Name:	Jeffrey C. Zaruba
	Title:	Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.17	Spinnaker Exploration Company 2005 Stock Incentive Plan

10.17.1	Form of Nonstatutory Stock Option Award Agreement for Annual Director Grants

10.17.2	Form of Nonstatutory Stock Option Award Agreement for Discretionary Director Grants

10.17.3	Form of Nonstatutory Stock Option Award Agreement for Employee Grants